MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10KSB/A of NowAuto Group, Inc. of our report dated September 28, 2007 on our audit of the consolidated financial statements of NowAuto Group, Inc. as of June 30, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
May 20, 2009

6490 West Desert Inn Road, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501